Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of September 30, 2022, by and between NATIONAL RESEARCH CORPORATION, a Delaware corporation (“Borrower”), and FIRST NATIONAL BANK OF OMAHA, a national banking association (“Lender”).

R E C I T A L S:

A.         Borrower and Lender previously entered into that certain Amended and Restated Credit Agreement dated as of May 28, 2020 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”);

B.         The parties acknowledge and agree that the principal balance of the Repurchase Term Loan is $23,412,382.75 as of the date hereof; and

C.         The parties desire to amend the Credit Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements, terms and conditions hereinafter set forth, the parties hereby agree as follows:

1.    Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.    Amendments. Pursuant to Section 12.12 of the Credit Agreement, the Credit Agreement is hereby amended as follows:

(a)    Section 1.01(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)         Subject to and upon the terms and conditions set forth herein, Lender agrees to make, on or after the Effective Date and prior to the Delayed Draw-Down Term Loan Commitment Expiration Date, one or more term loans (each, a “Delayed Draw-Down Term Loan” and collectively, the “Delayed Draw-Down Term Loans”) which Delayed Draw-Down Term Loans (i) shall be denominated in Dollars, (ii) shall not be revolving and amounts repaid may not then be reborrowed, and (iii) shall not exceed an aggregate principal amount at any time greater than the Delayed Draw-Down Term Loan Commitment. On the Delayed Draw-Down Term Loan Commitment Expiration Date, Lender’s commitment to make Delayed Draw-Down Term Loans shall terminate and the Delayed Draw-Down Term Loan Commitment shall be automatically reduced to an amount equal to the aggregate principal amount of Delayed Draw-Down Term Loans outstanding as of the Delayed Draw-Down Term Loan Commitment Expiration Date.

(b)    Section 1.06(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)         Revolving Loans / Delayed Draw-Down Term Loans. Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan and each Delayed Draw-Down Term Loan from the period commencing on the date of such Loan (i.e., a “Revolving Loan Effective Date” or a “Delayed Draw-Down Term Loan Effective Date”) until such Loan is paid in full at a rate per annum equal to the sum of Term SOFR plus 2.35% for such Loan from time to time in effect. The interest rate shall be adjusted higher or lower on the 1st day of every month thereafter to reflect any change in the Term SOFR Reference Rate for the prior month, and this higher or lower rate will thereafter apply to the outstanding principal indebtedness and remain in effect until a different rate of interest is established. Term SOFR shall be determined by Lender and each determination of Term SOFR by Lender shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Interest on the unpaid principal amount of the Revolving Loans and Delayed Draw-Down Term Loans will be calculated as described in Section 12.07(b).

(c)    Section 1.07 of the Credit Agreement is hereby amended by deleting the following parenthetical: “(except any reserve requirements reflected in calculating the Index)”.

(d)    Section 1.08 of the Credit Agreement is hereby amended by deleting “LIBOR” and replacing it with “Term SOFR”.

(e)    Section 8.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.11.         Use of Proceeds. Borrower will exclusively use all proceeds of (a) the Delayed Draw-Down Term Loans to fund Permitted Share Repurchases or Permitted Acquisitions, or the making of Dividends to the extent permitted by the Credit Documents, and (b) Revolving Loans for the working capital and general corporate purposes of Borrower and its Subsidiaries.

(f)    Section 11 of the Credit Agreement is hereby amended by deleting the following definitions:

“Index”

“LIBOR Rate”

(g)    Section 11 of the Credit Agreement is hereby amended by amending and restating the definition of “Delayed Draw-Down Term Loan Commitment” in its entirety as follows:

“Delayed Draw-Down Term Loan Commitment” shall mean $75,000,000 initially, and shall be reduced dollar for dollar by the principal amount of each Delayed Draw-Down Term Loan.

(h)    Section 11 of the Credit Agreement is hereby amended by amending and restating the definition of “Delayed Draw-Down Term Loan Maturity Date” in its entirety as follows:

“Delayed Draw-Down Term Loan Maturity Date” shall mean May 28, 2027.

(i)    Section 11 of the Credit Agreement is hereby amended by amending and restating the definition of “Repurchase Term Loan Maturity Date” in its entirety as follows:

“Repurchase Term Loan Maturity Date” shall mean May 28, 2027.

(j)    Section 11 of the Credit Agreement is hereby amended by amending and restating the definition of “Revolving Loan Maturity Date” in its entirety as follows:

“Revolving Loan Maturity Date” shall mean May 28, 2025.

(k)    Section 11 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Delayed Draw-Down Term Loan Commitment Expiration Date” shall mean May 28, 2025.

“Term SOFR” means the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the applicable interest period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Omaha, Nebraska time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall ever be less than 0.00%, then Term SOFR shall be deemed to be 0.00%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Lender in its reasonable discretion).

“Term SOFR Reference Rate” means the 1-Month CME Term SOFR (Secured Overnight Financing Rate) Reference Rate.  The Term SOFR Reference Rate is currently published by the Term SOFR Administrator at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html.  If this Term SOFR Reference Rate is no longer available for any reason, is no longer published (temporarily or indefinitely) or available through a source acceptable to Lender, or the Lender determines that the Term SOFR Reference Rate is unreliable or no longer adequately covers Lender's costs of making loans using this Term SOFR Reference Rate, Lender will select a reasonably comparable replacement index in its sole discretion which index may be based upon comparable information and may include a reasonable interest rate spread and adjustment thereto or other reasonable price adjustments to compensate Lender for costs incurred in making or maintaining the loan.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(l)    Exhibit B-3 of the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit B-3 attached hereto.

3.    No Further Amendments. Except as expressly provided herein, nothing contained herein is intended to reduce, restrict or otherwise affect any warranties, representations, covenants or other agreements made by Borrower. Except as expressly provided herein, this Amendment is not intended to supersede or amend the Credit Agreement or any other Credit Document. All of the covenants and obligations of Borrower under the Credit Documents are hereby acknowledged, ratified and affirmed by Borrower, and Borrower specifically acknowledges and agrees that all Collateral pledged to Lender secures the Obligations.

4.    Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a)    The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as though made on and as of this date, except to the extent that such representations and warranties relate solely to an earlier date;

(b)    There is no Default or Event of Default;

(c)    The execution, delivery and performance by Borrower of this Amendment and all other agreements and documents required hereunder have been duly authorized by all necessary action and do not and will not: (i) result in any breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected; or (ii) result in, or require, for the benefit of any person or entity other than Lender, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by Borrower; and

(d)    No authorization, approval or other action by and notice to or filing with any governmental authority or regulatory body or any other Person is required for the execution, delivery and performance by Borrower of this Amendment.

5.    Conditions Precedent. As conditions precedent to the enforceability of this Amendment, Lender shall have received from Borrower or otherwise confirmed to its satisfaction, all of the following, each in form and substance satisfactory to Lender:

(a)    This Amendment, executed by Borrower;

(b)    The Second Amended and Restated Delayed Draw-Down Term Loan Note, executed by Borrower;

(c)    An opinion of counsel to Borrower in form acceptable to Lender addressing matters reasonably requested by Lender;

(d)    A certificate of an authorized officer of Borrower (i) certifying and attaching the resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other Credit Document to be executed by Borrower, together with specimen signatures of the persons authorized to execute such documents on Borrower’s behalf; (ii) certifying there has been no changes or amendments made to Borrower’s organizational documents since the date last provided to Lender or attaching true, complete and correct copies of the same (including any amendments thereto); and (iii) attaching a copy of a certificate of good standing for Borrower (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of state of its incorporation;

(e)    A commitment fee in the amount of $75,000, such fee to be deemed fully earned and non-refundable as of the date hereof;

(f)    Such other commercially reasonable documents, instruments or agreements from Borrower or any other Person as may be reasonably requested by Lender; and

(g)    Borrower shall have paid all out-of-pocket costs and expenses, including without limitation, reasonable attorney costs and other expenses, incurred by Lender in connection this Amendment and the Credit Documents and all related documentation, recording or filing fees.

6.    No Waiver. This Amendment is not intended to supersede or amend the Credit Agreement or any documents executed in connection therewith except as specifically set forth herein and Borrower acknowledges that no course of dealing between Borrower and Lender, through the date hereof, has resulted in any modification to the terms of the Credit Documents and no course of dealing from and after the date hereof will modify the terms of the Credit Documents. Except as provided herein, nothing contained herein is intended to reduce, restrict or otherwise affect any warranties, representations, covenants or other agreements made by Borrower or waive any existing Events of Default, if any, under or pursuant to the Credit Documents. All of the covenants and obligations of Borrower under the Credit Documents are hereby acknowledged, ratified and affirmed by Borrower, and Borrower specifically acknowledges and agrees that all Collateral pledged to Lender secures the Obligations.

7.    No Default; Release of Lender. Borrower hereby acknowledges that at the time of the execution of this Amendment, Borrower is not aware of any Lender default under the Credit Documents, and Borrower hereby remises, releases and forever discharges Lender and each of Lender’s present, future and former officers, directors and employees (collectively, “Releasees”) from any and all claims, losses, liabilities, damages and causes of action of any kind whatsoever, if any, whether absolute or contingent, matured or unmatured, that Borrower may now have or ever have had, in whatever capacity, against Lender arising in connection with the Credit Documents, except for the duties and obligations of the Releasees under this Amendment and the other Credit Documents arising from and after the date hereof.

8.    Credit Agreement in Writing. A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER CERTAIN STATE LAWS. TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

9.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic transmission or facsimile of this Amendment shall be deemed an original and shall be admissible as evidence of the document and the signer’s execution.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BORROWER: NATIONAL RESEARCH CORPORATION

By:
Name: Kevin R. Karas Title: Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary

LENDER: FIRST NATIONAL BANK OF OMAHA

By:
Name: Nathan S. McKown Title: Managing Director